EXHIBIT 23.1

BMKR,LLP Certified Public Accountants 1200 Veterans Memorial Hwy., Suite 350 Hauppauge, New York 11788	T 631 293-5000 F 631 234-4272 www.bmkr.com

Thomas G . Kober, CPA Alfred M . Rizzo, CPA Joseph Mortimer, CPA	Charles W. Blanchfield, CPA (Retired) Bruce A. Meyer, CPA (Retired)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Iconic Brands Inc. of our report dated July 18, 2018 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading “Experts” in such Prospectus.

/s/ BMKR LLP

BMKR LLP

Hauppauge, NY

November 29, 2018